UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 10, 2006

Date of report (Date of earliest event reported)

FIELDSTONE INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50938	74-2874689
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11000 Broken Land Parkway

Columbia, Maryland 21044

(Address of Principal Executive Offices)

(410) 772-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 10, 2006, Fieldstone Investment Corporation (“FIC”) and Fieldstone Mortgage Company, a direct wholly owned subsidiary of FIC (“FMC”), entered into Amendment No. 2 (the “Second Amendment”) to the 4/04 Amended and Restated Senior Secured Credit Agreement by and among JPMorgan Chase Bank, N.A., FIC and FMC dated as of April 21, 2004 (the “Credit Agreement”), which was due to expire on April 19, 2006.  The Second Amendment extended the maturity date of the senior credit note, the terms of which are governed by the Credit Agreement, until June 16, 2006.  The Second Amendment did not change any other material terms of the Credit Agreement and did not affect the amount of the senior credit note.

The foregoing description of the Second Amendment is qualified in its entirety by the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

10.1

Amendment No. 2 dated as of April 10, 2006 by and among Fieldstone Investment Corporation, Fieldstone Mortgage Company and JPMorgan Chase Bank, N.A. to 4/04 Amended and Restated Senior Secured Credit Agreement dated as of April 21, 2004, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

Date: April 12, 2006	By:	/s/ Michael J. Sonnenfeld
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Amendment No. 2 dated as of April 10, 2006 by and among Fieldstone Investment Corporation, Fieldstone Mortgage Company and JPMorgan Chase Bank, N.A. to 4/04 Amended and Restated Senior Secured Credit Agreement dated as of April 21, 2004, as amended.